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Exhibit 3.4

ESTATUTOS SOCIALES DE OPERADORA DE APOYO LOGISTICO

, S.A. DE C.V.

DENOMINACION, OBJETO, DOMICILIO Y DURACION DE LA SOCIEDAD.

PRIMERA.- Los otorgantes constituyen una sociedad anónima de capital variable de conformidad con las leyes de los Estados Unidos Mexicanos, y por lo mismo la nacionalidad de esta sociedad será mexicana.

SEGUNDA.- La sociedad se denominará OPERADORA DE APOYO LOGISTICO. Esta denominación irá seguida de las palabras Sociedad Anónima de Capital Variable o de su abreviatura S.A. de C.V.

TERCERA.- La sociedad tendrá por objeto:

a)              Celebrar contratos o convenios, por cuenta propia o ajena con empresas nacionales o extranjeras del sector público o privado, con fines industriales, comerciales, de transportes o de servicios, para el suministro de todo tipo de asesorías o la prestación de servicios; pudiendo ser de tipo administrativo, contable, fiscal, legal, financiero, operativo y técnico, de recursos humanos, procesamiento y control de datos, y, en general todo tipo de actos que se requieran para el buen funcionamiento y control de las empresas solicitantes.

b)             Importar, exportar, fabricar, representar todo tipo de maquinaria, equipo y refacciones de tipo mecánico, electrónico o eléctrico, necesarios para la prestación de servicios y asesorías, contables, financieros, fiscales, legales, administrativos, a todo tipo de empresas nacionales o extranjeras del sector público o privado.

c)              Proporcionar personal de cualquier clase a todo tipo de empresas del sector público o privado, nacionales o extranjeras del ramo industrial, comercial o de servicios.

d)             Elaborar contratos de fideicomiso y de asociación en participación necesarios para la realización y logro de los fines sociales de la empresa.

e)              Celebrar todo tipo de contratos o convenios con personas físicas o morales, nacionales o extranjeras.

f)                Adquirir por cualquier título permitido por la ley, poseer, comprar y vender, suscribir, ceder, endosar, pignorar y en general negociar con acciones, valores, porciones o partes sociales, certificados, bonos, cédulas y toda clase de títulos de crédito o títulos valor, suscritos o emitidos por empresas, organizaciones o instituciones públicas o privadas, nacionales o extranjeras, sean ellas comerciales, industriales o de otra naturaleza, sin que ello implique la intermediación en los mercados financieros mediante los cuales obtenga recursos del público destinados a su colocación lucrativa, ya sea por cuenta propia o ajena, ni ubicarse dentro de los supuestos del artículo cuarto de la Ley del mercado de Valores.

g)             Contratar por cuenta propia o de terceros, los seguros, fianzas o cualesquier otros contratos de garantía que sean necesarios o convenientes.

h)             Gestionar y obtener de las autoridades competentes las concesiones, permisos o autorizaciones que sean necesarios para la mejor realización de su objeto social.

i)                 Actuar como representante de sociedades nacionales o extranjeras y en general, la realización de toda clase de actos de comisión mercantil.

j)                 Adquirir en propiedad, tomar en arrendamiento, poseer y administrar los bienes muebles o inmuebles que permitan las leyes de la República Mexicana o de otros países, que sean necesarios par los fines anteriores.

k)              La obtención y aprovechamiento por cualquier título legal de toda clase de concesiones, permisos, licencias, autorizaciones, patentes, marcas, nombres y avisos comerciales, inventos y derechos literarios que sean necesarios o útiles para el desarrollo del objeto social.

l)                 Obtener y otorgar préstamos, suscribir o emitir toda clase de títulos de crédito, otorgar garantías reales o personales, otorgar avales, préstamos y financiamientos y adquirir pasivos, pudiendo ser éstos manejados en forma enunciativa más no limitativa por medio de cuenta corriente o a través del esquema de arrendamiento financiero.

m)           Celebrar todos los actos y contratos civiles, mercantiles o de cualquier otra naturaleza que sean necesarios para la realización y desarrollo de los fines sociales.

n)             Establecer agencias o sucursales en el interior de la república Mexicana o en el Extranjero, sin que por ello se considere cambiado el domicilio social.

o)             Llevar a cabo investigaciones científicas para el desarrollo tecnológico o investigaciones profesionales en las materias que requieran las empresas a las que la sociedad prestare servicios o que la propia sociedad considere convenientes, ya sea directamente o por medio de institutos tecnológicos y universidades o empresas o instituciones especializadas en el país o en el extranjero, o mediante asociación con dichos institutos, universidades, empresas o instituciones especializadas.

p)             Proporcionar servicios relativos a la implantación y desarrollo de programas, procedimientos e incentivos tendientes a promover la eficiencia y permanencia de personal y empleados.

q)             Aceptar y ejercitar los poder o mandatos que le otorgaren las empresas a las que prestare servicios; y delegar a sus funcionarios y empleados el ejercicio de dichos poderes o mandatos.

r)                En general, celebrar los contratos, ejecutar los actos y firmar los documentos que sean necesarios para la realización plena de su objeto social.

CUARTA.- El domicilio de la sociedad será esta Ciudad de México, Distrito Federal, sin perjuicio de que puedan establecerse sucursales, agencias y oficinas en cualquier otro lugar dentro o fuera de la República Mexicana, o del derecho de fijar domicilios convencionales.

QUINTA.- La duración de la sociedad será de NOVENTA Y NUEVE AÑOS, que se contarán a partir de la fecha de firma esta escritura y concluirán el diecinueve de diciembre del año dos mil ochenta y ocho.

DEL CAPITAL SOCIAL Y DE LAS ACCIONES

SEXTA.- Esta sociedad no admitirá directa ni indirectamente como socios o accionistas a inversionistas extranjeros y sociedades sin cláusulas de exclusión de extranjeros ni tampoco reconocerá en absoluto derechos de socios o accionistas a los mismos inversionistas y sociedades.

SEPTIMA.- El capital social es variable. El mínimo fijo sin derecho a retiro asciende a $50,000.00 (CINCUENTA MIL PESOS), moneda nacional, representado por 50 (CINCUENTA) acciones, ordinarias, nominativas, liberadas, con valor nominal de un mil pesos moneda nacional, cada una de ellas. La parte variable del capital no tiene límite y estará representada también por acciones ordinarias, nominativas y con valor nominal de mil pesos,. Moneda nacional, cada una. El total del Capital social, tanto del fijo como del variable deberá estar suscrito por mexicanos o sociedades mexicanas con cláusula de exclusión de extranjeros.

OCTAVA.- Las acciones se dividirán en clases como sigue:

La Clase “1” representará el capital mínimo fijo no sujeto a retiro y

La Clase “2” en adelante corresponderá a los aumentos de capital en la parte variable.

Las acciones de todas las clases tendrán el mismo valor, se distinguirán por su color y conferirán e impondrán iguales derechos y obligaciones.

Deberán contener las menciones a que se refiere el artículo ciento veinticinco de la Ley General de Sociedades Mercantiles, así como el convenio establecido en la cláusula sexta anterior y llevarán adheridos cupones numerados progresivamente en los términos que determina el consejo de administración.

Los títulos definitivos de las acciones y los certificados provisionales de las mismas, serán firmados por dos consejeros designados al efecto por el consejo de administración y a falta de disposición expresa del consejo, deberán ser suscritos por el presidente y por el secretario del mismo organismo.

La propiedad de las aciones se transmitirá mediante endoso que se haga constar en el mismo título o bien, por cualquier otro medio legal de transmisión de la propiedad,

debiendo registrarse el traspaso en el libro de registro de acciones que al efecto llevará la sociedad, sin cuyo requisito esta última no reconocerá el traspaso.

Los títulos ampararán una o varias acciones.

NOVENA.- Los aumentos de la parte variable del capital social se efectuarán por resoluciones de la asamblea general ordinaria de accionistas. No podrá decretarse ningún aumento antes de que estén íntegramente pagadas las acciones emitidas con anterioridad.

Al tomarse los acuerdos respectivos, la asamblea de accionistas que decrete el aumento o cualquier asamblea posterior, fijará los términos y bases en que deba llevarse a cabo el aumento, en la inteligencia de que los accionistas tendrán en proporción al número de acciones de que sean propietarios, derecho de preferencia para suscribir las nuevas acciones.

Este derecho de preferencia puede ser renunciado y el mismo deberá ejercitarse dentro de los quince días que sigan a la fecha en que el consejo de administración notifique a los accionistas por medio de publicación en el Diario Oficial de la Federación o de cualquier otra manera, lo relativo a la aprobación del aumento del capital social.

Si la asamblea hubiere estado representada la totalidad del capital social, el plazo de quince días empezará a contarse a partir de la fecha de celebración de la asamblea y los accionistas se considerarán notificados del acuerdo en dicho momento, por lo que no será necesaria su publicación.

Los aumentos de capital podrán efectuarse mediante capitalización de reservas o utilidades o mediante pago en efectivo o en especie, según acuerde la asamblea de accionistas respectiva.

En los aumentos por capitalización de reservas o utilidades todas las acciones ordinarias tendrán derecho a la parte proporcional que les correspondiere en las mismas.

DECIMA.- Las disminuciones del capital social de la parte variable se harán por resolución de la asamblea general ordinaria de accionistas, para absorber pérdidas o para reembolso a los accionistas.

Las disminuciones de capital para absorber pérdidas, se efectuarán mediante la reducción del valor nominal de todas las acciones en circulación de las clases en que esté dividido el capital social en su parte variable.

En caso de disminución de capital por reembolso a los accionistas, las acciones que se amortizarán primeramente serán las acciones representativas del capital variable. Si el número total de acciones representativas del capital variable no es suficiente para absorber totalmente el monto de la disminución de capital, se amortizarán acciones representativas del capital mínimo fijo de la sociedad en el número que se requiera para completar la disminución del capital decretado. El acuerdo de la asamblea general extraordinaria que hubiere resuelto la disminución del capital social fijo, se publicará por tres veces en el periódico oficial del domicilio social, con intervalos de diez días y los accionistas tendrán derecho a amortizar sus acciones en proporción a la disminución del capital decretado, dentro de los quince días siguientes al de la fecha de la última publicación del acuerdo respectivo.

Todo aumento o disminución del capital social se inscribirá en un libro de registro que la sociedad llevará para estos casos.

DE LAS ASAMBLEAS GENERALES DE ACCIONISTAS.

DECIMOPRIMERA.- 1.- La asamblea general ordinaria se reunirá cuando menos una vez al año, en el domicilio de la sociedad, en la fecha que fije el consejo de administración dentro de los cuatro meses que sigan a la clausura del ejercicio social. Además de los asuntos incluidos en la orden del día, la asamblea ordinaria anual conocerá y se ocupará de la discusión, aprobación o modificación del informe de los administradores así como el de los comisarios a que se refieren los artículos ciento setenta y dos y ciento sesenta y seis fracción cuatro romano, de la Ley General de Sociedades Mercantiles del ejercicio inmediato anterior.

2.- Las asambleas extraordinarias podrán reunirse en cualquier tiempo, también en el domicilio de la sociedad.

DECIMOSEGUNDA.-  Las convocatorias para las asambleas generales deberán hacerse mediante un aviso que se publicará por una sola vez en el periódico oficial de la entidad del domicilio de la sociedad y en uno de los periódicos de mayor circulación en dicho domicilio, cuando menos con quince días de anticipación entre la fecha de publicación y el día señalado para la celebración de la asamblea, cuando se trate de primera convocatoria para ordinaria que tenga entre sus objetos la discusión y aprobación o modificación del informe de los administradores a que se refiere el artículo ciento setenta y dos de la Ley General de Sociedades Mercantiles y cinco días por lo menos, en todos los demás casos.

La convocatoria deberá contener la orden del día y será firmada por quien la haga. Toda resolución tomada con infracción de lo que dispone esta cláusula, será nula salvo que en el momento de la votación haya estado representada la totalidad de las acciones.

DECIMOTERCERA.- Para que los accionistas de la sociedad tengan derecho de asistir a las asambleas generales, deberán depositar sus acciones en cualquier Institución de crédito cuando menos con dos días de anticipación al señalado para la asamblea, ya sea en la República Mexicana o en el extranjero, en los lugares que se señalen en la convocatoria respectiva. Tratándose de asambleas en las que , por estar representadas todas las acciones puedan tomar resoluciones sin necesidad de convocatoria previa, el depósito de las acciones deberá hacerse en cualquier momento antes de la celebración de la asamblea. Las acciones depositadas no se devolverán sino después de celebrada la asamblea.

Cuando las acciones fueren depositadas en oficinas ubicadas fuera del domicilio de la sociedad, las Instituciones que las recibieren deberán dar aviso a la sociedad por correo o por la vía cablegráfica o telegráfica, del nombre del depositante, del número de acciones depositadas y del día en que se constituyó el depósito.

Los accionistas que hayan depositado sus acciones en los términos que establece esta cláusula, recibirán de la compañía una tarjeta de admisión que expresará el nombre del depositante y el número de acciones que ha depositado, y servirá en la asamblea para comprobar el carácter de accionistas de los concurrentes y el número de votos a que tienen derecho.

Los accionistas no necesitarán probar su derecho de asistencia a la Asamblea mediante el depósito mencionado, respecto de las acciones que estén inscritas a su nombre en el libro de Registro de Acciones.

DECIMOCUARTA.- Los accionistas pueden asistir a las asambleas generales personalmente o por medio de apoderado, bastando en este último caso que el mandato se otorgue en escrito privado.

DECIMOQUINTA.-  Para que la asamblea general ordinaria de accionistas pueda celebrarse válidamente en virtud de primera convocatoria, deberá estar representado en ella, por lo menos, la mitad del capital social. Para que la asamblea general extraordinaria pueda celebrarse válidamente en virtud de primera convocatoria, deberán estar representadas en ella, cuando menos, tres cuartas partes del capital social.

DECIMOQUINTA-BIS.- Las asambleas podrán celebrarse válidamente sin convocatoria previa, si todas las acciones en circulación se encontraren representadas en ella al momento de las votaciones.

DECIMOSEXTA.- Si la asamblea general ordinaria se reuniere en virtud de segunda convocatoria, funcionará válidamente con los accionistas que concurran, cualquiera que sea el número de acciones  que representen y cualquiera que sea la naturaleza de las resoluciones que hayan de tomarse. Para que la asamblea general extraordinaria pueda celebrarse válidamente en virtud de segunda convocatoria deberá estar representada en ella, cuando menos, el cincuenta por ciento del capital social.

DECIMOSEPTIMA.-  Las resoluciones de la asamblea general ordinaria se tomarán por mayoría de votos computables en la asamblea y contándose un voto por cada acción. Las decisiones de las asambleas generales extraordinarias deberán tomarse por el voto favorable de acciones que representen por lo menos, el cincuenta por ciento del capital social.

DECIMOSEPTIMA-BIS.- Las resoluciones tomadas fuera de asamblea por unanimidad de los accionistas que representen la totalidad de las acciones con derecho a voto, tendrán para todos los efectos legales, la misma validez que si hubieren sido adoptadas en reunión formal de la asamblea general, siempre que las resoluciones adoptadas se confirmen por escrito.

DECIMOOCTAVA.- En las asambleas generales las votaciones serán económicas, a menos que algunos de los asistentes pida que sean nominales.

DECIMONOVENA.- Las asambleas generales serán presididas por el presidente del consejo de administración, en su defecto por el miembro del consejo que designe la asamblea y a falta de consejeros presentes en la asamblea, por el accionista que fuere designado por la misma. Actuará como secretario el del consejo o a falta del mismo, la persona que designe quien presida la asamblea. El presidente designará escrutadores a dos de los asistentes.

DE LA ADMINSITRACION DE LA SOCIEDAD

VIGESIMA.- La sociedad será administrada por un consejo de administración que será integrado por los miembros propietarios que designe la asamblea en número no menor de tres, con las designaciones de presidente, secretario, tesorero y vocales, pudiendo designar el número de consejeros suplentes que se crea necesario.

Los miembros del consejo de administración podrán ser o no accionistas, pero siempre serán de nacionalidad mexicana, debiendo ser designados a mayoría de votos por la asamblea general ordinaria de accionistas y durando en funciones hasta en tanto no les sean revocados sus nombramientos y los nuevamente designados tomen posesión de sus cargos. La minoría de accionistas que represente un veinticinco por ciento del capital social, tendrá derecho a nombrar cuando menos un consejero.

VIGESIMOPRIMERA.- El consejo de administración funcionará válidamente con la asistencia de la mitad más uno de sus miembros, tomándose sus resoluciones a mayoría de votos de todos los presentes y gozando el presidente, para el caso de empate de voto de calidad.

Los consejeros suplentes cubrirán indistintamente las faltas temporales o absolutas de los propietarios.

VIGESIMOPRIMERA-BIS.- Las resoluciones tomadas fuera de sesión del Consejo de Administración, por unanimidad de sus miembros, tendrán para todos los efectos legales, la misma validez que si hubieren sido adoptadas en reunión formal del mismo, siempre que las resoluciones adoptadas se confirmen por escrito.

VIGESIMOSEGUNDA.-  Los miembros del consejo de administración y los gerentes no estarán obligados a prestar garantía para asegurar las responsabilidades que pudieran contraer en el desempeño de sus respectivos encargos, salvo que la asamblea de accionistas o el propio consejo de administración, determine el otorgamiento de esa garantía en el acto de las designaciones correspondientes.

VIGESIMOTERCERA.- El consejo de administración tendrá las facultades siguientes:

a)             Poder general para administrar los negocios y bienes de la sociedad, otorgar y suscribir todo género de garantías y avales y ejecutar los actos, celebrar los contratos, firmar los documentos y otorgar o suscribir los títulos de crédito que requiera esa administración;

b)             Poder general para ejercer los actos de dominio que permitan las leyes;

c)             Poder general para pleitos y cobranzas, con todas la facultades generales y las especiales que requieran cláusula especial conforme a la ley, inclusive para otorgar perdón, desistirse de toda clase de juicios, recursos y procedimientos en general, así como del juicio de amparo, para presentar denuncias y querellas de carácter penal y para constituirse en coadyuvante del Ministerio Público, poder que podrá ejercitar ante toda clase de personas y autoridades, judiciales y administrativas, civiles, penales y del trabajo, federales o locales, en juicio y fuera de él, con la mayor amplitud posible.

d)             Facultad para establecer sucursales y agencias de la sociedad y suprimirlas.

e)             Facultad para nombrar y remover al director general y a uno o varios directores, subdirectores, gerentes generales, subgerentes, gerentes especiales y en general funcionarios, factores, agentes y demás empleados de la sociedad, acordando los títulos que deban usar, jerarquías, las retribuciones que deban percibir y las garantías que deban prestar en la inteligencia de que los directores, subdirectores, gerentes y subgerentes serán siempre personas de nacionalidad mexicana;

f)                 Facultad para otorgar y revocar poderes especiales y generales con todas las facultades que juzgue convenientes.

g)             Facultad para firmar  toda clase de documentos, contratos y escrituras que se relacionen directa o indirectamente con los objetos de la sociedad;

h)             Facultad para ejecutar los acuerdos de la asamblea general de accionistas; e,

i)                 En general, podrá llevar a cabo todos los actos y contratos que fueren necesarios para el objeto de la Sociedad y aquéllos que se les atribuyan en otras cláusulas de estos estatutos. EL consejo de administración podrá delegar alguna o algunas de sus facultades en uno o varios consejeros, para que las ejerzan en los negocios y lugares que determine, firmar por medio de la persona o personas que al efecto designe de entre sus miembros toda clase de documentos, contratos y escrituras que se relacionen directa o indirectamente con los objetos de la sociedad; y en general nombrar de entre sus miembros uno o más delegados para la ejecución de actos  concretos. A falta de designación especial, la representación corresponderá al presidente del consejo.

VIGESIMOTERCERA-BIS.- Se podrá establecer, en la Asamblea General Ordinaria de Accionistas que elija al Consejo de Administración de la Sociedad, la creación de un Comité Ejecutivo o Comisión Ejecutiva, órgano colegiado que independientemente del nombre con que se le designe, podrá estar integrado por personas de entre las que a su vez hayan sido o sean elegidas como miembros del Consejo de Administración o por personas electas por la propia Asamblea General Ordinaria de Accionistas, cuyo número será designado por la propia Asamblea de Accionistas que los nombre. En dicho Comité Ejecutivo o Comisión Ejecutiva, se podrá además designar a un Suplente por cada propietario, según lo determina la propia Asamblea.

Los miembros del Comité Ejecutivo o Comisión Ejecutiva actuarán como órgano colegiado y sus facultades podrán ser delegadas en forma integra o ilimitada en la persona o personas que dicho Comité Ejecutivo o Comisión Ejecutiva determine, en su caso. Se reunirá con quórum de la mayoría de sus integrantes y para que las resoluciones sean válidas, se requerirá el voto favorable de la mayoría de los presentes; debiendo informar anualmente al consejo de administración de las resoluciones más importantes que haya adoptado, o bien, cuando se susciten hechos o actos de trascendencia para la Sociedad, que a su juicio lo ameriten.

Las Juntas del Comité Ejecutivo o Comisión Ejecutiva podrán celebrarse con la periodicidad que determine el Consejo de Administración, debiendo notificar a cada miembros del Comité Ejecutivo o Comisión Ejecutiva, por escrito, el lugar, fecha y hora de la celebración de una Junta.

Las Juntas del Comité Ejecutivo o Comisión Ejecutiva serán presididas por la persona que, por mayoría de votos sea elegida para presidir la misma y actuará como Secretario el del propio Consejo de Administración o, en su caso, quien sea elegido por mayoría de votos para actuar con tal carácter y las actas que se levanten de las juntas será firmadas por quienes hubieran actuado como Presidente y Secretario.

El Comité Ejecutivo o Comisión Ejecutiva podrá reunirse en cualquier tiempo cuando así

lo estime conveniente.

Asimismo, el Comité Ejecutivo o Comisión Ejecutiva podrá adoptar resoluciones sin necesidad de reunión previa, siempre y cuando dichas resoluciones se confirmen por escrito y sean firmadas por todos y cada uno de los integrantes de dicho Comité Ejecutivo o Comisión Ejecutiva.

El Comité Ejecutivo o Comisión Ejecutiva tendrá las facultades siguientes:

A)           Poder general para pleitos y cobranzas, actos de administración y de dominio, con todas las facultades generales y las especiales que requieran cláusula especial conforme a la ley, en los términos del primer párrafo del artículo 2554 del Código Civil para el Distrito Federal y de sus correlativos con los artículos de los Códigos Civiles de las demás entidades de la Federación, así como del artículo 2587 del mismo ordenamiento, poder que podrá ejercitar respecto de todos los asuntos de la sociedad, con excepción de los que estén expresamente reservados por la Ley o por los Estatutos de la Sociedad, a otro órgano de la misma.

B)           Poder general para otorgar y suscribir títulos de crédito de la Ley General de Títulos y Operaciones de Crédito, incluyendo endoso en garantía o por aval.

C)           Enajenar, así como gravar mediante prenda, hipoteca o en cualquier otra forma los bienes muebles e inmuebles de la Sociedad.

D)           Autorizar el otorgamiento de cualquier garantía o aval, inclusive respecto de obligaciones a cargo de tercero.

E)           Facultad para conferir u otorgar poderes generales o especiales, así como para revocarlos.

F)            Facultad para nombrar y remover al Director General, a Directores, Subdirectores, Gerentes, Subgerentes, y en general a funcionarios, factores, agentes y demás empleados de la sociedad, acordando los títulos que deban usar jerarquías, las retribuciones que deban percibir y las garantías que deban prestar.

G)          En general, tendrá la más amplias facultades para decidir y resolver sobre todos los bienes y negocios de la Sociedad, que se relacionen directa o indirectamente con los objetos de la misma, pudiendo nombrar a una o más personas como Delegados Especiales, para la ejecución de sus resoluciones y en defecto de tal señalamiento podrán ser ejecutadas por el Presidente del Consejo de Administración.

Los mismos integrantes del Comité Ejecutivo o Comisión Ejecutiva, podrán o no percibir emolumentos, según lo determine el Consejo de Administración o la Asamblea General Ordinaria de Accionistas.

VIGESIMOCUARTA.-  El consejo de administración elegirá de entre sus miembros un presidente. Además nombrará un secretario, en el concepto de éste último podrá no ser miembro del consejo. Dicho secretario podrá ser removido en cualquier tiempo por el consejo de administración y sus facultades temporales o absolutas serán cubiertas por la persona que designe el mismo consejo.

VIGESIMOQUINTA.- Las sesiones del consejo de administración serán ordinarias y extraordinarias. Las sesiones ordinarias se celebrarán  periódicamente los días y horas que designare el consejo. Las sesiones extraordinarias se celebrarán cuando lo acuerde el presidente del consejo o lo pida alguno de los conejeros. En todo caso se dirigirá cita por escrito a domicilio de los consejeros.

VIGESIMOSEXTA.-  Las sesiones del consejo de administración serán presididas por el presidente, en su defecto por el vicepresidente y a falta de ambos, por el consejero que designe el mismo consejo en calidad de presidente interino.

VIGESIMOSEPTIMA.-  Las actas de las sesiones del consejo serán firmadas por el presidente y secretario que hayan actuado en la sesión.

VIGESIMOOCTAVA.- El secretario del consejo de administración queda facultado expresamente para expedir certificaciones y copias certificadas de las constancias de los libros de actas y registros de acciones de la sociedad.

DE LOS COMISARIOS

VIGESIMONOVENA.- La vigilancia de la sociedad estará a cargo de uno o más comisarios temporales y revocables quienes podrán ser socios o personas extrañas a la sociedad. La asamblea ordinaria de accionistas por mayoría de votos nombrará a los comisarios y a los suplentes respectivos. La minoría de accionistas que represente un veinticinco por ciento del capital social tendrá derecho a nombrar un comisario y el suplente respectivo.

TRIGESIMA.- Los comisarios durarán en su encargo un año, y podrán ser reelectos una o más veces.

TRIGESIMOPRIMERA.- Los Comisarios no estarán obligados a prestar garantía para asegurar la responsabilidades que pudieran contraer en el desempeño de sus respectivos encargos, salvo que la asamblea de accionistas o el propio consejo de administración, determine el otorgamiento de esa garantía en el acto de las designaciones correspondientes.

DE LA DISTRIBUCION DE UTILIDADES Y PERDIDAS

TRIGESIMOSEGUNDA.- Los ejercicios sociales deberán contarse del primero de enero al treinta y uno de diciembre de cada año.

Por excepción, el primer ejercicio será a partir de la fecha de firma de esta escritura y concluirá el treinta y uno de diciembre del año en curso.

TRIGESIMOTERCERA.- Las utilidades que arroje la cuenta de pérdidas y ganancias, formulada al concluir cada ejercicio social, se distribuirán de la manera siguiente:

a)             Se separará un cinco por ciento para la constitución de un fondo de reserva, hasta que éste fondo alcance un valor por lo menos igual a la quinta parte del capital social y dicho fondo deberá ser reconstituido de la misma manera cuando haya disminuido por cualquier motivo;

b)             Se separará la cantidad que corresponda como reparto de utilidades al personal de la sociedad, de conformidad con las leyes aplicables.

c)             Se separarán las cantidades que la asamblea señale para otros fondos de reserva, fondos de previsión y otros fines especiales; y

d)             El remanente, será distribuido como dividendo entre los accionistas en proporción al número de sus acciones.

TRIGESIMOCUARTA.- La pérdidas se distribuirán por partes iguales entre las acciones suscritas y hasta el valor nominal de éstas.

TRIGESIMOQUINTA.- Los otorgantes no se reservan participación alguna en las utilidades de la sociedad, por su carácter de fundadores.

DE LA DISOLUCION Y LIQUIDACION DE LA SOCIEDAD

TRIGESIMOSEXTA.- Llegado el caso de disolución de la sociedad por otro motivo que el de quiebra por declaración judicial, la asamblea general de accionista hará el nombramiento de uno o más liquidadores propietarios y uno o más suplentes, quienes tendrán las facultades y atribuciones que la misma asamblea les fije. Las vacantes temporales o definitivas de uno o más liquidadores propietarios, serán cubiertas por los suplentes designados, los cuales serán llamados en el orden de su nombramiento. Mientras dure la liquidación, la misma función que cumplen respecto de los administradores de la sociedad durante la vida normal de ésta y la asamblea general de accionistas se reunirá en sesión ordinaria en los mismos términos previstos para la vida normal de la sociedad y en sesión extraordinaria siempre que sea convocada por los liquidadores o por los comisarios.

OPERADORA DE APOYO LOGISTICO, S.A. DE C.V.

BY-LAWS

CORPORATE NAME, CORPORATE PURPOSE, ADDRESS AND TERM OF THE CORPORATION

ONE.- Grantors hereby incorporate a sociedad anónima de capital variable (corporation) under the laws of the Mexican Republic, therefore it is of Mexican nationality.

TWO.- The corporate name is OPERADORA DE APOYO LOGISTICO, to be followed by the words SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE or its abbreviation by initials S.A. DE C.V.

THREE.- The corporate purposes of the corporation are:

a)              To enter into any agreements or contracts on its own behalf or on behalf of third parties with public or private national or foreign companies for industrial, commercial or service purposes, for the counseling and rendering of administrative, accounting, fiscal, legal, financing, human resources, data processing and control services, and in general all kind of acts required for good operation and control of applicant companies.

b)             To import, export, manufacture, represent all kind of machinery, equipment and spare parts of mechanical type, electronic or electric necessary to render the services and counseling, financing fiscal, administrative, to any kind of machinery, equipment and spare parts of mechanical, electronic, electric, necessary to render the services and counseling, in accounting, financing, fiscal, legal, administrative, to all kind of national or foreign public companies.

c)              To provide the personnel of any kind for any type of companies of public, private or foreign service sector, national or in the industrial, commercial or service industry.

d)             To prepare trust and joint venture agreements necessary to carry out and comply with the corporate purposes of the company.

e)              To enter into any agreements or contracts with individuals or corporations.

f)                To acquire by any legal means, possess, purchase and sell, subscribe, assign, endorse, pledge and in general negotiate with shares, securities, portions or equity interests, certificates, bonus, debentures and all kind of negotiable instruments subscribed or issued by companies, organizations or public or private national or foreign institutions, whether they are of a commercial, industrial or other nature, without this to be deemed an intermediation in financial markets through which it may obtain resources from public destined to profitable placement, either on its own behalf or on behalf of third parties, without being subject to the provisions of article four of Stock Market Law.

g)             To contract on its own behalf or on behalf of third parties, any insurances, bonds or any other security agreements as necessary or appropriate.

h)             To carry out any actions and obtain from pertinent authorities any concession titles, permits or authorizations necessary for a better compliance with its corporate purposes.

i)                 To act as representative of national or foreign corporations and in general to carry out any commercial commission acts.

j)                 To own, lease, possess or administer real state and personal property as allowed by the laws of the Mexican Republic, according to the requirements of such laws, necessary to comply with the above mentioned corporate purposes.

k)              To obtain and utilize by any legal means, all kind of concessions, permits, licenses, authorizations, patents, trademarks, trade names and slogans, inventions or literary rights necessary ir to be used in the development of corporate purposes.

l)                 To obtain and grant borrowings, subscribe and issue all kind of negotiable instruments or act as guarantor of real estate or personal property security, and acquisition of assets that may be managed in a current account by jeans or by the financing leasing method.

m)           To enter into any acts and civil, commercial or other agreements that may be necessary to carry out and comply with corporate purposes.

n)             To establish agencies or branches within the Mexican Republic or abroad, without this to be deemed as the corporation change of corporate address.

o)             To carry out scientific studies for technological developments or professional studies on any matters required by the companies to which the corporation renders services, or that the corporation itself deems appropriate either directly or through technological institutions and universities or companies or specialized institutions in the country or abroad, or in association with such institutions, universities or companies or specialized institutions and to render its customer the results of such studies.

p)             To render services related to implementation and development of programs, procedures or incentives to promote efficiency and stay of personnel and employees.

q)             To be granted and exercise any powers or mandates conferred upon by the companies to which it may render services; and delegate to its officers and employees the exercise of such powers or mandates.

r)                In general, to enter into any agreements, carry out any acts and sign any documents necessary to fully comply with its corporate purposes.

FOUR.- The corporate address is Mexico City, Federal District, but the corporation may establish any branches, agencies or offices within or without the Mexican Republic, or designate addresses for notices.

FIVE.- The duration of the Corporation is for NINETY NINE YEARS from the execution date of this instrument to March twenty six, two thousand ninety five.

CAPITAL STOCK AND SHARES

SIX.- The Corporation shall not admit directly or indirectly as members or shareholders any foreign investors and companies that do not include a foreign exclusion clause in their by-laws, and shall not acknowledge any member or shareholder rights of such shareholders or corporations.

SEVEN.- The capital stock is variable. The minimum fixed non-withdrawal right capital is in the amount of FIFTY ONE THOUSAND MEXICAN PESOS (Mex$50,000.00) Mexican currency, represented by FIFTY (50) common, registered, non-assessable shares par value one thousand Mexican pesos, Mexican currency, each. Variable portion of capital stock is unlimited and will be also represented by common registered shares, par value one thousand Mexican pesos, Mexican currency, each. Either the fixed and variable portion of total capital stock shall be subscribed by Mexican individuals or corporations, the latter must include a foreigner shareholder exclusion clause in their by-laws.

EIGHT.- The shares shall be divided in classes, as follows:

Class “1” to represent minimum fixed non-withdrawal right capital; and

Class “2” and subsequent classes shall correspond to any increase to variable portion of capital stock.

The shares of all classes shall have same value, will be distinguished by color and shall confer identical rights and obligations.

The shares shall include the text referred to in article one hundred twenty five of the Ley General de Sociedades Mercantiles <General Business Corporations Law>, as well as the agreement referred to in article six above and shall contain progressively numbered coupons as the board of directors may determine.

The certificates of shares and scrips shall be signed by sole administrator or any two directors designated by the board of directors for such purposes, in the absence of the express provision of the board, they shall be subscribed by the chairman and secretary of the board.

Title of shares shall be transferred by endorsement of the certificate of share, or by any other legal transmission method, the transmission shall be registered in the shares registry of the Corporation, otherwise the Corporation will not acknowledge any transfer.

The certificates will represent one or more shares.

NINE.- Any increase to variable portion of capital stock shall be made by resolution of the general ordinary meeting of shareholders. No increase will be made without full payment of shares issued previously.

Upon prior resolutions, the meeting of shareholders that approves the increase, or any future meeting shall determine the terms and conditions to carry out the increase, provided that the shareholders shall, in proportion of the number of shares they hold, have the preemptive right to subscribe the new shares.

This preemptive right may be waived and exercised within fifteen days following the date when the board of directors notifies the shareholders by a publication in the Official Gazette of the Federation or by any other means, the approval to increase the capital stock.

If the meeting is represented by all shares of capital stock, the fifteen day-term shall be computed from the meeting date and the shareholders shall be deemed notified on the approval in such date, therefore no publication will be required.

Any increase to capital stock shall be made by capitalization of reserves or profits, or by payment in cash or in kind, as the respective meeting of shareholders may determine.

In the event of any increase by capitalization of reserves or profits, all common shares shall have the right to the proportional portion of same.

TEN.- Any reduction to variable portion of capital stock shall be made by resolution of the general ordinary meeting of shareholders, in order for shareholders to borne any losses or receive payments.

Any reduction to capital stock to borne any losses, shall be made by reduction to par value of all outstanding shares of the classes of variable portion of capital stock.

In the event of reduction to capital upon payment to shareholders, the first shares to be amortized will be the shares of variable portion of capital stock. If total number of shares of variable portion of capital stock is not sufficient to totally borne the reduction of capital stock, the shares of minimum fixed capital stock will be amortized in the number required to complete the reduction to capital stock so approved. The resolution of the general extraordinary meeting to reduce fixed capital stock will be published three times in the official gazette of corporate address every ten days and the shareholders shall have the right to amortize their shares in proportion of reduction to capital stock approved, within fifteen days following the date of last publication of the respective resolution.

Any increase or reduction to capital stock shall be registered in the registry that the Corporation will keep for such purposes.

GENERAL MEETINGS OF SHAREHOLDERS

ELEVEN.- 1.- The General Ordinary Meeting shall be held at least once in a year at the corporate address, on the date fixed by the Board of Directors, the Chairman of the Board, the Statutory Auditor or the Secretary of the Board, within four months following the closing of fiscal year. Besides any business included in the Agenda, the annual Ordinary Meeting shall discuss, approve or amend the Managers’ report and Statutory Auditors’ reports referred to in articles one hundred seventy two and one hundred sixty six section IV of the General Business Corporation Law, of immediate prior fiscal year.

2.- The Extraordinary Meetings may be held at any time also at the corporate address of the Corporation.

TWELVE.- The notice of General Meetings shall be published once in the Official Gazette of the state of corporate address of the Corporation and in one major circulation newspaper of such address, at least fifteen shall elapse between the publication date and the date fixed to hold the Meeting, in the event of original ordinary meeting to discuss, approve or amend the Managers’ report referred to in article one hundred seventy two of the General Business Corporations Law, and at least five days before in any other case.

The notice of meeting shall contain the Agenda and will be signed by the individual who is calling the meeting. All resolutions adopted contravening the provisions of this Section shall be null and void, unless when at voting time all shares of capital stock are represented thereat.

THIRTEEN.- In order for shareholders to be entitled to attend the General Meetings they shall deliver their shares before a Credit Institution at least two days before the date fixed for the Meeting, either in the Mexican Republic or abroad, at the places designated in the respective notice of meeting. In the event of Meetings whereat all shares are represented and the resolutions may be adopted without prior notice of meeting, the shares shall be deposited at any time before the Meeting. Any shares deposited shall be only returned once the Meeting was held.

If the shares are deposited at any office located out of corporate address of the Corporation, the institutions that receive same shall notify the Corporation by mail, cable or telegraph, stating the name of depositor, number of shares deposited and deposit date.

The shareholders who deposit their shares under the terms of this Clause shall receive from the Corporation an admittance card stating name of depositor and number of shares deposited, to be used in the Meeting to prove the shareholder status of those present and number of votes they are entitled to cast.

The shareholders do not need to prove their right to attend the meeting by making such deposit of the shares registered in their name in the Shares Registry.

FOURTEEN.- The shareholders may attend the meeting by a proxy designated in writing.

FIFTEEN.- An original General Ordinary Meeting of Shareholders shall be valid if at least fifty percent of capital stock is represented thereat.  An original General Extraordinary Meeting of Shareholders shall be valid if at least three fourths of capital stock is represented thereat.

FIFTEEN-BIS.- The meetings may be held and deem valid without prior notice of meeting, if all outstanding shares are represented thereat at the vote time.

SIXTEEN.- In the event of any adjourned General Ordinary Meeting it will be valid whatever the number of shareholders present thereat, whatever the number of shares represented thereat and whatever the nature of resolutions to be adopted.  In order for an adjourned General Extraordinary Meeting be valid, at least fifty percent of capital stock shall be represented thereat.

SEVENTEEN.- The resolutions adopted at the General Ordinary Meeting shall be adopted by majority votes cast in the Meeting, considering one vote per share. The resolutions adopted in the General Extraordinary Meetings shall be adopted by affirmative vote of shares representing at least fifty percent of capital stock.

EIGHTEEN.- In the General Meetings the votes shall be on show-hands, unless any of those present demands a roll call voting.

NINETEEN.- The General Meetings shall be presided by the Chairman of the Board of Directors, in absence of such officer the General Meetings will be presided by any individual designated by unanimous vote of those present at the Meeting, the Chairman shall designate among those present a Secretary of the Meeting and examiners.

MANAGEMENT OF THE CORPORATION

TWENTY.- The business and affairs of the Corporation will be managed by the Board of Directors to be comprised of the regular members to be designated by the Meeting, in the number not less than three, as Chairman, Secretary and Directors, and the number of alternate members as they may deem necessary.

The members of the Board of Directors need not to be shareholders, but must be of Mexican nationality, to be designated by majority votes of the General Ordinary Meeting of Shareholders, for a term to elapse until their successors are designated and qualified. The minority shareholders representing twenty five percent of capital stock shall be entitled to designate at least one director.

TWENTY ONE.- The meetings of the Board of Directors shall be valid if fifty percent plus one director is present thereat, and their resolutions will be adopted by majority vote of those present, but the Chairman shall have the casting vote to break a tie.

Alternate directors, if any, shall act in the temporary or definite absence of regular directors.

TWENTY ONE-BIS.- Any resolutions adopted without a meeting by unanimous vote of shareholders representing all voting shares, shall, for all legal effects, be valid as if passed in a General Meeting, provided that they shall be confirmed in writing.

TWENTY TWO.- The members of the Board of Directors are not obliged to grant a bond to guarantee faithful performance of their duties and responsibilities during their respective position, unless the Meeting of Shareholders determines the granting of such bond at the time of the appointment of such officers.

TWENTY THREE.- The powers of the Board of Directors will be as follows:

a)              A general power of attorney for acts of administration for the business and property of the Corporation, to grant and subscribe all kind of security and guarantee and carry out any action, enter into agreements, sign documents and grant or subscribe negotiable instrument as the management may require;

b)             A general power of attorney for acts of domain in the form permitted by the laws;

c)              A general power of attorney for lawsuits and collections, with all general and special powers to be set forth under law, including the power to grant pardon, to withdraw from litigation, remedies and procedures in general, including the ‘amparo’ proceedings, file accusations and criminal complaints, and to act as a co-party of the Attorney General, such powers may be exercised before any individual and any federal or sate civil, criminal and labor authorities, with or without a civil action, as ample as possible;

d)             The power to establish branches and agencies of the Corporation and close them;

e)              The power to designate and remove the chief executive officer and any one or more directors, assistant directors, general managers, special managers and any other officers, factors, agents and other employees of the corporation, and assign their title, hierarchy, contribution and bonds to be granted by same.

f)                The power to grant special and general powers of attorney with all powers it may deem appropriate and revoke the powers granted;

g)             The power to sign any kind of documents, agreements and instruments directly and indirectly related to the Corporation corporate purposes;

h)             The power to comply with the resolutions of the General Meeting of Shareholders;

i)                 In general, it may carry out any acts and enter into any agreements necessary to comply with the corporate purposes of the Corporation, and any other duties under other clauses of these By-laws.  The Board of Directors may delegate any one or more powers to one or more directors to be exercised in the businesses and places as it may determine, to sign through any individual or individuals designated among its members for such purposes, any kind of documents, agreements and instruments directly or indirectly related to the corporate purposes of the Corporation; and in general to designate among its members any one or more representatives to carry out concrete acts. In absence of such special designation the Chairman of the Board shall act as such representative.

THIRTY THREE-BIS.- The General Ordinary Meeting of Shareholders designating the Board of Directors, shall authorize the creation of an Executive Committee or Executive Commission which regardless of the name assigned to it, will be comprised by individuals appointed as member of the Board of Directors, or by individuals appointed by the General Ordinary Meeting of Shareholders, who must determine the number of members of such committee.

Members of the Executive Committee or Executive Commussion shall act as a deliberative body, and it shall delegate in full or in part any powers conferred upon such Committee to any individuals or individuals as determined by such Committee, if any.  The quorum shall be comprised by the majority of memebres and their resolutions shall be adopted by affirmative vote of the majority of members; this committee shall provide an annual report to the board of directors, which will contain the most relevant resolutions adopted by such committee, as well as any other event or action they deemed to be relevant for the Corporation.

The Meetings of the Executive Committee or Executive Commission may be held at the time determined by the Board of Directors, by giving notice in writing to each member of the Executive Committee or Executive Commission, stating the place, date and time fixed for such Meeting.

All Meetings of the Executive Committee or Executive Commission shall be presided by the individual appointed by majority of votes to preside such meeting, and shall act as Secretary of the Board of Directors, or, as the case may be, by the individual appointed by majority vote of present to act with such capacity, and the minutes of the meetings will be signed by the acting President and Secretary.

The meetings of the Executive Committee or Executive Commission, may be held at any time, as deemed appropriate.

Likewise, the Executive Committee or Executive Commission may adopt resolutions without meeting, provided that they shall be confirmed in writing and signed by all members of such Executive Committee or Executive Commission.

Executive Committe or Executive Commission shall have the following powers:

A)          Power of attorney for lawsuits and collections, acts of administration and acts of domain, including all general and special powers to be expressly set forth by law, under the provisions of first paragraph of Article 2554 of the Civil Code for the Federal District and the corresponding articles of the Civil Codes of the States of the Mexican Republic, including powers according to article 2587 of such Civil Code, which may be exercised regarding the business of the corporation, except for those expressly reserved by law or these By-laws to a different body of the Corporation.

B)            General Power of attorney to issue and subscribe negotiable instruments according to provisions of the Ley General de Títulos y Operaciones de Crédito <General Negotiable Instruments and Credit Operations Law>, including endorsement in guarantee and security interests.

C)            Power to transfer and pledge, mortgage or otherwise encumbrance real state and personal property owned by the Corporation.

D)           Power to authorize granting security interests, including regarding any obligations of third parties.

E)             Power to grant and revoke general or special powers of attorney.

F)             Power to appoint and revoke General Manager, Directors, Deputy Directors, Managers, Deputy Managers, and in general, any other officers, factors, agents and other employees of the corporation,  and assign their title, hierarchy, contribution and bonds to be granted by same.

G)            In general it shall have all powers to decide and resolve regarding all property and business of the Corporation, related directly or indirectly to the corporate purpose thereof, and it may appoint one or more individuals who shall act as Special Delegates, for the execution of its resolutions, and if otherwise, such resolutions may be exercised by the Chairman of the Board of Directors.

The members of the Executive Committee or Executive Commission, may or may not receive a remuneration, as the Board of Directors or the General Ordinary Meeting may determine.

TWENTY FOUR.- The Board of Directors shall designate among its members a President, a Secretary, who need not to be a member of the Board. Such Secretary may be removed at any time by the Board of Directors and his or her temporary or definite absences shall be covered by the individual that the Board may determine.

TWENTY FIVE.- The meetings of the Board of Directors will be ordinary and extraordinary.  The ordinary meetings shall be held periodically on the day and time as the Board may determine.  The extraordinary meetings shall be held whenever the Chairman of the Board or any director may demand so. In any case a notice of meeting shall be sent in writing to the address of directors.

TWENTY SIX.- The meetings of the Board of Directors shall be presided by the Chairman, in the absence of such officer, by the Vice Chairman, in the absence of both officers, by the director that the Board may designate as interim Chairman.

TWENTY SEVEN.- The minutes of the meetings of the Board will be signed by the Chairman and the Secretary of the meeting.

TWENTY EIGHT.- The Secretary of the Board of Directors of the corporation, if any, shall be expressly authorized to issue any certificates of minutes book and shares registry of the Corporation.

STATUTORY AUDITORS

TWENTY NINE.- The surveillance of the Corporation will be in charge of one or more temporary and revocable Statutory Auditors who may be shareholders or external individuals. The General Ordinary Meeting of Shareholders shall by majority vote, designate the Statutory Auditor(s) and the respective alternates. The minority shareholders representing twenty five percent of capital stock shall have the right to designate a Statutory Auditor and his or her alternate.

THIRTY.- The Statutory Auditors term will be one year who may be re-elected once or more times.

THIRTY ONE.- Statutory Auditors are not obliged to grant a bond to guarantee faithful performance of their duties and responsibilities during their respective position, unless the Meeting of Shareholders determines the granting of such bond at the time of the appointment of such officers.

PROFIT AND LOSS SHARING

THIRTY TWO.- The fiscal year shall be from January one to December thirty one of each year.

Except for first fiscal year to be from the execution date of this instrument to December thirty one of this year.

THIRTY THREE.- Profits from losses and gains account, determined upon ending of each fiscal shall, shall be distributed as follows:

a)              Five percent to be set apart to create the reserve fund, until such reserve is in the amount of at least equal to one fifth of capital stock, and such reserve shall be reconstituted in the same manner if reduced by any reason;

b)             The amount corresponding to the Corporation workers’ profit sharing shall be set apart, under the terms of applicable laws;

c)              Any amounts as Meeting may determine to be applied to other reserve funds, prevision funds and other special purposes, shall be set apart; and

d)             The remaining shall be distributed as dividends to shareholders, in proportion of the number of shares they hold.

THIRTY FOUR.- The losses shall be shared in equal parts among the shares subscribed up to par value thereof.

THIRTY FIVE.- Grantors do not retain for itself the right to profit sharing of the corporation in view of their capacity as incorporators.

DISSOLUTION AND LIQUIDATION OF THE CORPORATION

THIRTY SIX.- In the event of dissolution of the Corporation, the General Meeting of Shareholders shall designate one or more liquidators and assistant liquidators, who shall be granted the powers and authorizations as the Meeting may determine.  Any temporary of definite vacancies of one or more regular liquidators shall be covered by the alternate liquidators, who shall be called in the order of their appointment. During the liquidation procedure, the Statutory Auditors shall have, as to liquidators, the same duties as to the Managers of the Corporation during ordinary course of business and the General Meeting of Shareholders shall hold an ordinary meeting under the terms provided for during the ordinary course of business of the corporation, and an extraordinary meeting provided that it is called by liquidators or Statutory Auditors.

OPERADORA DE APOYO LOGISTICO, S.A. DE C.V. BY-LAWS

CORPORATE NAME, CORPORATE PURPOSE, ADDRESS AND TERM OF THE CORPORATION

        ONE.- Grantors hereby incorporate a sociedad anónima de capital variable (corporation) under the laws of the Mexican Republic, therefore it is of Mexican nationality.

        TWO.- The corporate name is OPERADORA DE APOYO LOGISTICO, to be followed by the words SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE or its abbreviation by initials S.A. DE C.V.

        THREE.- The corporate purposes of the corporation are:

  a)
  To enter into any agreements or contracts on its own behalf or on behalf of third parties with public or private national or foreign companies for industrial, commercial or service purposes, for the counseling and rendering of administrative, accounting, fiscal, legal, financing, human resources, data processing and control services, and in general all kind of acts required for good operation and control of applicant companies.

  b)
  To import, export, manufacture, represent all kind of machinery, equipment and spare parts of mechanical type, electronic or electric necessary to render the services and counseling, financing fiscal, administrative, to any kind of machinery, equipment and spare parts of mechanical, electronic, electric, necessary to render the services and counseling, in accounting, financing, fiscal, legal, administrative, to all kind of national or foreign public companies.

  c)
  To provide the personnel of any kind for any type of companies of public, private or foreign service sector, national or in the industrial, commercial or service industry.

  d)
  To prepare trust and joint venture agreements necessary to carry out and comply with the corporate purposes of the company.

  e)
  To enter into any agreements or contracts with individuals or corporations.

  f)
  To acquire by any legal means, possess, purchase and sell, subscribe, assign, endorse, pledge and in general negotiate with shares, securities, portions or equity interests, certificates, bonus, debentures and all kind of negotiable instruments subscribed or issued by companies, organizations or public or private national or foreign institutions, whether they are of a commercial, industrial or other nature, without this to be deemed an intermediation in financial markets through which it may obtain resources from public destined to profitable placement, either on its own behalf or on behalf of third parties, without being subject to the provisions of article four of Stock Market Law.

  g)
  To contract on its own behalf or on behalf of third parties, any insurances, bonds or any other security agreements as necessary or appropriate.

  h)
  To carry out any actions and obtain from pertinent authorities any concession titles, permits or authorizations necessary for a better compliance with its corporate purposes.

  i)
  To act as representative of national or foreign corporations and in general to carry out any commercial commission acts.

  j)
  To own, lease, possess or administer real state and personal property as allowed by the laws of the Mexican Republic, according to the requirements of such laws, necessary to comply with the above mentioned corporate purposes.

  k)
  To obtain and utilize by any legal means, all kind of concessions, permits, licenses, authorizations, patents, trademarks, trade names and slogans, inventions or literary rights necessary ir to be used in the development of corporate purposes.

  l)
  To obtain and grant borrowings, subscribe and issue all kind of negotiable instruments or act as guarantor of real estate or personal property security, and acquisition of assets that may be managed in a current account by jeans or by the financing leasing method.

  m)
  To enter into any acts and civil, commercial or other agreements that may be necessary to carry out and comply with corporate purposes.

  n)
  To establish agencies or branches within the Mexican Republic or abroad, without this to be deemed as the corporation change of corporate address.

  o)
  To carry out scientific studies for technological developments or professional studies on any matters required by the companies to which the corporation renders services, or that the corporation itself deems appropriate either directly or through technological institutions and universities or companies or specialized institutions in the country or abroad, or in association with such institutions, universities or companies or specialized institutions and to render its customer the results of such studies.

  p)
  To render services related to implementation and development of programs, procedures or incentives to promote efficiency and stay of personnel and employees.

  q)
  To be granted and exercise any powers or mandates conferred upon by the companies to which it may render services; and delegate to its officers and employees the exercise of such powers or mandates.

  r)
  In general, to enter into any agreements, carry out any acts and sign any documents necessary to fully comply with its corporate purposes.

        FOUR.- The corporate address is Mexico City, Federal District, but the corporation may establish any branches, agencies or offices within or without the Mexican Republic, or designate addresses for notices.

        FIVE.- The duration of the Corporation is for NINETY NINE YEARS from the execution date of this instrument to March twenty six, two thousand ninety five.

CAPITAL STOCK AND SHARES

        SIX.- The Corporation shall not admit directly or indirectly as members or shareholders any foreign investors and companies that do not include a foreign exclusion clause in their by-laws, and shall not acknowledge any member or shareholder rights of such shareholders or corporations.

        SEVEN.- The capital stock is variable. The minimum fixed non-withdrawal right capital is in the amount of FIFTY ONE THOUSAND MEXICAN PESOS (Mex$50,000.00) Mexican currency, represented by FIFTY (50) common, registered, non-assessable shares par value one thousand Mexican pesos, Mexican currency, each. Variable portion of capital stock is unlimited and will be also represented by common registered shares, par value one thousand Mexican pesos, Mexican currency, each. Either the fixed and variable portion of total capital stock shall be subscribed by Mexican individuals or corporations, the latter must include a foreigner shareholder exclusion clause in their by-laws.

        EIGHT.- The shares shall be divided in classes, as follows:

        Class "1" to represent minimum fixed non-withdrawal right capital; and

        Class "2" and subsequent classes shall correspond to any increase to variable portion of capital stock.

        The shares of all classes shall have same value, will be distinguished by color and shall confer identical rights and obligations.

        The shares shall include the text referred to in article one hundred twenty five of the Ley General de Sociedades Mercantiles <General Business Corporations Law>, as well as the agreement referred to in article six above and shall contain progressively numbered coupons as the board of directors may determine.

        The certificates of shares and scrips shall be signed by sole administrator or any two directors designated by the board of directors for such purposes, in the absence of the express provision of the board, they shall be subscribed by the chairman and secretary of the board.

        Title of shares shall be transferred by endorsement of the certificate of share, or by any other legal transmission method, the transmission shall be registered in the shares registry of the Corporation, otherwise the Corporation will not acknowledge any transfer.

        The certificates will represent one or more shares.

        NINE.- Any increase to variable portion of capital stock shall be made by resolution of the general ordinary meeting of shareholders. No increase will be made without full payment of shares issued previously.

        Upon prior resolutions, the meeting of shareholders that approves the increase, or any future meeting shall determine the terms and conditions to carry out the increase, provided that the shareholders shall, in proportion of the number of shares they hold, have the preemptive right to subscribe the new shares.

        This preemptive right may be waived and exercised within fifteen days following the date when the board of directors notifies the shareholders by a publication in the Official Gazette of the Federation or by any other means, the approval to increase the capital stock.

        If the meeting is represented by all shares of capital stock, the fifteen day-term shall be computed from the meeting date and the shareholders shall be deemed notified on the approval in such date, therefore no publication will be required.

        Any increase to capital stock shall be made by capitalization of reserves or profits, or by payment in cash or in kind, as the respective meeting of shareholders may determine.

        In the event of any increase by capitalization of reserves or profits, all common shares shall have the right to the proportional portion of same.

        TEN.- Any reduction to variable portion of capital stock shall be made by resolution of the general ordinary meeting of shareholders, in order for shareholders to borne any losses or receive payments.

        Any reduction to capital stock to borne any losses, shall be made by reduction to par value of all outstanding shares of the classes of variable portion of capital stock.

        In the event of reduction to capital upon payment to shareholders, the first shares to be amortized will be the shares of variable portion of capital stock. If total number of shares of variable portion of capital stock is not sufficient to totally borne the reduction of capital stock, the shares of minimum fixed capital stock will be amortized in the number required to complete the reduction to capital stock so approved. The resolution of the general extraordinary meeting to reduce fixed capital stock will be published three times in the official gazette of corporate address every ten days and the shareholders shall have the right to amortize their shares in proportion of reduction to capital stock approved, within fifteen days following the date of last publication of the respective resolution.

        Any increase or reduction to capital stock shall be registered in the registry that the Corporation will keep for such purposes.

GENERAL MEETINGS OF SHAREHOLDERS

        ELEVEN.- 1.- The General Ordinary Meeting shall be held at least once in a year at the corporate address, on the date fixed by the Board of Directors, the Chairman of the Board, the Statutory Auditor or the Secretary of the Board, within four months following the closing of fiscal year. Besides any business included in the Agenda, the annual Ordinary Meeting shall discuss, approve or amend the Managers' report and Statutory Auditors' reports referred to in articles one hundred seventy two and one hundred sixty six section IV of the General Business Corporation Law, of immediate prior fiscal year.

        2.- The Extraordinary Meetings may be held at any time also at the corporate address of the Corporation.

        TWELVE.- The notice of General Meetings shall be published once in the Official Gazette of the state of corporate address of the Corporation and in one major circulation newspaper of such address, at least fifteen shall elapse between the publication date and the date fixed to hold the Meeting, in the event of original ordinary meeting to discuss, approve or amend the Managers' report referred to in article one hundred seventy two of the General Business Corporations Law, and at least five days before in any other case.

        The notice of meeting shall contain the Agenda and will be signed by the individual who is calling the meeting. All resolutions adopted contravening the provisions of this Section shall be null and void, unless when at voting time all shares of capital stock are represented thereat.

        THIRTEEN.- In order for shareholders to be entitled to attend the General Meetings they shall deliver their shares before a Credit Institution at least two days before the date fixed for the Meeting, either in the Mexican Republic or abroad, at the places designated in the respective notice of meeting. In the event of Meetings whereat all shares are represented and the resolutions may be adopted without prior notice of meeting, the shares shall be deposited at any time before the Meeting. Any shares deposited shall be only returned once the Meeting was held.

        If the shares are deposited at any office located out of corporate address of the Corporation, the institutions that receive same shall notify the Corporation by mail, cable or telegraph, stating the name of depositor, number of shares deposited and deposit date.

        The shareholders who deposit their shares under the terms of this Clause shall receive from the Corporation an admittance card stating name of depositor and number of shares deposited, to be used in the Meeting to prove the shareholder status of those present and number of votes they are entitled to cast.

        The shareholders do not need to prove their right to attend the meeting by making such deposit of the shares registered in their name in the Shares Registry.

        FOURTEEN.- The shareholders may attend the meeting by a proxy designated in writing.

        FIFTEEN.- An original General Ordinary Meeting of Shareholders shall be valid if at least fifty percent of capital stock is represented thereat. An original General Extraordinary Meeting of Shareholders shall be valid if at least three fourths of capital stock is represented thereat.

        FIFTEEN-BIS.- The meetings may be held and deem valid without prior notice of meeting, if all outstanding shares are represented thereat at the vote time.

        SIXTEEN.- In the event of any adjourned General Ordinary Meeting it will be valid whatever the number of shareholders present thereat, whatever the number of shares represented thereat and whatever the nature of resolutions to be adopted. In order for an adjourned General Extraordinary Meeting be valid, at least fifty percent of capital stock shall be represented thereat.

        SEVENTEEN.- The resolutions adopted at the General Ordinary Meeting shall be adopted by majority votes cast in the Meeting, considering one vote per share. The resolutions adopted in the General Extraordinary Meetings shall be adopted by affirmative vote of shares representing at least fifty percent of capital stock.

        EIGHTEEN.- In the General Meetings the votes shall be on show-hands, unless any of those present demands a roll call voting.

        NINETEEN.- The General Meetings shall be presided by the Chairman of the Board of Directors, in absence of such officer the General Meetings will be presided by any individual designated by unanimous vote of those present at the Meeting, the Chairman shall designate among those present a Secretary of the Meeting and examiners.

MANAGEMENT OF THE CORPORATION

        TWENTY.- The business and affairs of the Corporation will be managed by the Board of Directors to be comprised of the regular members to be designated by the Meeting, in the number not less than three, as Chairman, Secretary and Directors, and the number of alternate members as they may deem necessary.

        The members of the Board of Directors need not to be shareholders, but must be of Mexican nationality, to be designated by majority votes of the General Ordinary Meeting of Shareholders, for a term to elapse until their successors are designated and qualified. The minority shareholders representing twenty five percent of capital stock shall be entitled to designate at least one director.

        TWENTY ONE.- The meetings of the Board of Directors shall be valid if fifty percent plus one director is present thereat, and their resolutions will be adopted by majority vote of those present, but the Chairman shall have the casting vote to break a tie.

        Alternate directors, if any, shall act in the temporary or definite absence of regular directors.

        TWENTY ONE-BIS.- Any resolutions adopted without a meeting by unanimous vote of shareholders representing all voting shares, shall, for all legal effects, be valid as if passed in a General Meeting, provided that they shall be confirmed in writing.

        TWENTY TWO.- The members of the Board of Directors are not obliged to grant a bond to guarantee faithful performance of their duties and responsibilities during their respective position, unless the Meeting of Shareholders determines the granting of such bond at the time of the appointment of such officers.

        TWENTY THREE.- The powers of the Board of Directors will be as follows:

  a)
  A general power of attorney for acts of administration for the business and property of the Corporation, to grant and subscribe all kind of security and guarantee and carry out any action, enter into agreements, sign documents and grant or subscribe negotiable instrument as the management may require;

  b)
  A general power of attorney for acts of domain in the form permitted by the laws;

  c)
  A general power of attorney for lawsuits and collections, with all general and special powers to be set forth under law, including the power to grant pardon, to withdraw from litigation, remedies and procedures in general, including the "amparo' proceedings, file accusations and criminal complaints, and to act as a co-party of the Attorney General, such powers may be exercised before any individual and any federal or sate civil, criminal and labor authorities, with or without a civil action, as ample as possible;

  d)
  The power to establish branches and agencies of the Corporation and close them;

  e)
  The power to designate and remove the chief executive officer and any one or more directors, assistant directors, general managers, special managers and any other officers, factors, agents and other employees of the corporation, and assign their title, hierarchy, contribution and bonds to be granted by same.

  f)
  The power to grant special and general powers of attorney with all powers it may deem appropriate and revoke the powers granted;

  g)
  The power to sign any kind of documents, agreements and instruments directly and indirectly related to the Corporation corporate purposes;

  h)
  The power to comply with the resolutions of the General Meeting of Shareholders;

  i)
  In general, it may carry out any acts and enter into any agreements necessary to comply with the corporate purposes of the Corporation, and any other duties under other clauses of these By-laws. The Board of Directors may delegate any one or more powers to one or more directors to be exercised in the businesses and places as it may determine, to sign through any individual or individuals designated among its members for such purposes, any kind of documents, agreements and instruments directly or indirectly related to the corporate purposes of the Corporation; and in general to designate among its members any one or more representatives to carry out concrete acts. In absence of such special designation the Chairman of the Board shall act as such representative.

        THIRTY THREE-BIS.- The General Ordinary Meeting of Shareholders designating the Board of Directors, shall authorize the creation of an Executive Committee or Executive Commission which regardless of the name assigned to it, will be comprised by individuals appointed as member of the Board of Directors, or by individuals appointed by the General Ordinary Meeting of Shareholders, who must determine the number of members of such committee.

        Members of the Executive Committee or Executive Commussion shall act as a deliberative body, and it shall delegate in full or in part any powers conferred upon such Committee to any individuals or individuals as determined by such Committee, if any. The quorum shall be comprised by the majority of memebres and their resolutions shall be adopted by affirmative vote of the majority of members; this committee shall provide an annual report to the board of directors, which will contain the most relevant resolutions adopted by such committee, as well as any other event or action they deemed to be relevant for the Corporation.

        The Meetings of the Executive Committee or Executive Commission may be held at the time determined by the Board of Directors, by giving notice in writing to each member of the Executive Committee or Executive Commission, stating the place, date and time fixed for such Meeting.

        All Meetings of the Executive Committee or Executive Commission shall be presided by the individual appointed by majority of votes to preside such meeting, and shall act as Secretary of the Board of Directors, or, as the case may be, by the individual appointed by majority vote of present to act with such capacity, and the minutes of the meetings will be signed by the acting President and Secretary.

        The meetings of the Executive Committee or Executive Commission, may be held at any time, as deemed appropriate.

        Likewise, the Executive Committee or Executive Commission may adopt resolutions without meeting, provided that they shall be confirmed in writing and signed by all members of such Executive Committee or Executive Commission.

        Executive Committe or Executive Commission shall have the following powers:

  A)
  Power of attorney for lawsuits and collections, acts of administration and acts of domain, including all general and special powers to be expressly set forth by law, under the provisions of first paragraph of Article 2554 of the Civil Code for the Federal District and the corresponding articles of the Civil Codes of the States of the Mexican Republic, including powers according to article 2587 of such Civil Code, which may be exercised regarding the business of the corporation, except for those expressly reserved by law or these By-laws to a different body of the Corporation.

  B)
  General Power of attorney to issue and subscribe negotiable instruments according to provisions of the Ley General de Títulos y Operaciones de Crédito <General Negotiable Instruments and Credit Operations Law>, including endorsement in guarantee and security interests.

  C)
  Power to transfer and pledge, mortgage or otherwise encumbrance real state and personal property owned by the Corporation.

  D)
  Power to authorize granting security interests, including regarding any obligations of third parties.

  E)
  Power to grant and revoke general or special powers of attorney.

  F)
  Power to appoint and revoke General Manager, Directors, Deputy Directors, Managers, Deputy Managers, and in general, any other officers, factors, agents and other employees of the corporation, and assign their title, hierarchy, contribution and bonds to be granted by same.

  G)
  In general it shall have all powers to decide and resolve regarding all property and business of the Corporation, related directly or indirectly to the corporate purpose thereof, and it may appoint one or more individuals who shall act as Special Delegates, for the execution of its resolutions, and if otherwise, such resolutions may be exercised by the Chairman of the Board of Directors.

        The members of the Executive Committee or Executive Commission, may or may not receive a remuneration, as the Board of Directors or the General Ordinary Meeting may determine.

        TWENTY FOUR.- The Board of Directors shall designate among its members a President, a Secretary, who need not to be a member of the Board. Such Secretary may be removed at any time by the Board of Directors and his or her temporary or definite absences shall be covered by the individual that the Board may determine.

        TWENTY FIVE.- The meetings of the Board of Directors will be ordinary and extraordinary. The ordinary meetings shall be held periodically on the day and time as the Board may determine. The extraordinary meetings shall be held whenever the Chairman of the Board or any director may demand so. In any case a notice of meeting shall be sent in writing to the address of directors.

        TWENTY SIX.- The meetings of the Board of Directors shall be presided by the Chairman, in the absence of such officer, by the Vice Chairman, in the absence of both officers, by the director that the Board may designate as interim Chairman.

        TWENTY SEVEN.- The minutes of the meetings of the Board will be signed by the Chairman and the Secretary of the meeting.

        TWENTY EIGHT.- The Secretary of the Board of Directors of the corporation, if any, shall be expressly authorized to issue any certificates of minutes book and shares registry of the Corporation.

STATUTORY AUDITORS

        TWENTY NINE.- The surveillance of the Corporation will be in charge of one or more temporary and revocable Statutory Auditors who may be shareholders or external individuals. The General Ordinary Meeting of Shareholders shall by majority vote, designate the Statutory Auditor(s) and the respective alternates. The minority shareholders representing twenty five percent of capital stock shall have the right to designate a Statutory Auditor and his or her alternate.

        THIRTY.- The Statutory Auditors term will be one year who may be re-elected once or more times.

        THIRTY ONE.- Statutory Auditors are not obliged to grant a bond to guarantee faithful performance of their duties and responsibilities during their respective position, unless the Meeting of Shareholders determines the granting of such bond at the time of the appointment of such officers.

PROFIT AND LOSS SHARING

        THIRTY TWO.- The fiscal year shall be from January one to December thirty one of each year.

        Except for first fiscal year to be from the execution date of this instrument to December thirty one of this year.

        THIRTY THREE.- Profits from losses and gains account, determined upon ending of each fiscal shall, shall be distributed as follows:

  a)
  Five percent to be set apart to create the reserve fund, until such reserve is in the amount of at least equal to one fifth of capital stock, and such reserve shall be reconstituted in the same manner if reduced by any reason;

  b)
  The amount corresponding to the Corporation workers' profit sharing shall be set apart, under the terms of applicable laws;

  c)
  Any amounts as Meeting may determine to be applied to other reserve funds, prevision funds and other special purposes, shall be set apart; and

  d)
  The remaining shall be distributed as dividends to shareholders, in proportion of the number of shares they hold.

        THIRTY FOUR.- The losses shall be shared in equal parts among the shares subscribed up to par value thereof.

        THIRTY FIVE.- Grantors do not retain for itself the right to profit sharing of the corporation in view of their capacity as incorporators.

DISSOLUTION AND LIQUIDATION OF THE CORPORATION

        THIRTY SIX.- In the event of dissolution of the Corporation, the General Meeting of Shareholders shall designate one or more liquidators and assistant liquidators, who shall be granted the powers and authorizations as the Meeting may determine. Any temporary of definite vacancies of one or more regular liquidators shall be covered by the alternate liquidators, who shall be called in the order of their appointment. During the liquidation procedure, the Statutory Auditors shall have, as to liquidators, the same duties as to the Managers of the Corporation during ordinary course of business and the General Meeting of Shareholders shall hold an ordinary meeting under the terms provided for during the ordinary course of business of the corporation, and an extraordinary meeting provided that it is called by liquidators or Statutory Auditors.

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OPERADORA DE APOYO LOGISTICO, S.A. DE C.V. BY-LAWS
CAPITAL STOCK AND SHARES
GENERAL MEETINGS OF SHAREHOLDERS
MANAGEMENT OF THE CORPORATION
STATUTORY AUDITORS
PROFIT AND LOSS SHARING
DISSOLUTION AND LIQUIDATION OF THE CORPORATION